UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2010

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2001 Logic Drive
San Jose, California 95124
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

SonicWALL held its annual meeting of shareholders on June 17, 2010 in San Jose, California (the “Annual Meeting”). At the Annual Meeting, SonicWALL shareholders approved three proposals. The proposals are described in detail in our Proxy Statement filed with the Securities and Exchange Commission on April 29, 2010.

Proposal 1    SonicWALL stockholders elected nine directors to the Board of Directors as set forth below:

Name	Votes For	Votes Against	Broker Non-Votes
John C. Shoemaker	45,380,162	824,099	4,094,695
Charles D. Kissner	45,337,262	866,999	4,094,695
Edward F. Thompson	45,336,462	867,799	4,094,695
Cary H. Thompson	45,342,361	861,900	4,094,695
David W. Garrison	45,342,162	862,099	4,094,695
Charles W. Berger	45,383,862	820,399	4,094,695
Clark H. Masters	45,385,062	819,199	4,094,695
Matthew Medeiros	45,383,851	820,410	4,094,695
Carl A. Thomsen	45,385,061	819,200	4,094,695

Proposal 2    SonicWALL stockholders approved the 2010 Equity Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,224,213	7,840,722	139,326	4,094,695

Proposal 3    SonicWALL stockholders ratified the appointment of Armanino McKenna LLP as the company’s independent registered public accounting firm for the 2010 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,239,659	8,977,626	81,671	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SonicWALL, Inc.

Date: June 21, 2010	By:	/s/ Robert D. Selvi
Name: Robert D. Selvi
Title : Chief Financial Officer